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                                                                    EXHIBIT 23.2


                          INDEPENDENT AUDITOR'S CONSENT


To the Board of Directors and Stockholders of Infogrames, Inc.
417 5th Avenue
New York, NY 10016

We consent to the incorporation by reference in this Registration Statement of Infogrames, Inc. on Form S-8 of our reports dated June 27, 2000 and September 8, 2000, appearing in the Annual Report on Form 10-K of Infogrames, Inc. for the year ended March 31, 2000 and in the Transitional Report on Form 10-K of Infogrames, Inc. for the three months ended June 30, 2000, respectively.


January 31, 2001